POWER OF ATTORNEY The undersigned hereby makes, constitutes, and appoints each of Michael Skipworth (President & CEO), Alex Kaleida (Chief Financial Officer) and Andrew Chapel (Controller) of Wingstop Inc., a Delaware corporation, or any successor thereto (the “Company”), as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate (i) to obtain codes, passwords or any other credentials to coordinate and enroll the undersigned in EDGAR Next or any successor filing system, (ii) as applicable, make arrangements with third-party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, and (iii) to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC; (2) prepare, execute, acknowledge, deliver, and file with the SEC and/or any national securities exchange any and all reports, schedules, or other filings with respect to the securities of the Company, including, without limitation, Schedules 13D and 13G and Forms 3, 4, and 5 pursuant to the Exchange Act and Form 144 pursuant to the Securities Act of 1933 (the “Securities Act”), and any amendments, corrections, supplements, or other changes thereto; (3) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information of transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (4) perform any and all other acts which, in the discretion of such attorneys-in-fact, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or desirable or (ii) causing the Company to accept a delegation of authority from any of the undersigned’s EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned's EDGAR Next account as such attorney-in-fact deems necessary or desirable. The undersigned acknowledges that: (1) this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; (2) any documents prepared, executed, and/or filed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable; (3) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act and Rule 144 under the Securities Act; and (4) neither the Company nor such attorneys-in-fact assumes any liability for the undersigned’s responsibility or failure to comply with the requirements of the Exchange Act or the Securities Act, including, without limitation, for profit disgorgement under Section 16(b) of the Exchange Act. The undersigned hereby ratifies and confirms all that such attorneys-in-fact shall lawfully do or cause to be done, for and on behalf of the undersigned, by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to Sections 13 and 16 of the Exchange Act and Rule 144 of the Securities Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. [Signature page follows]

SIGNATURE PAGE TO POWER OF ATTORNEY IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of July, 2026. Signature: ________________________________ Printed Name: Jay A. Snowden